Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the CAM Commerce Solutions 2000 Nonstatutory Stock Option Plan of our reports dated November 12, 2004, with respect to the financial statements and schedule of CAM Commerce Solutions, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Orange County, California
December 17, 2004